CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration of Concurrent Computer Corporation (the "Company") on Form S-8 of our report dated August 20, 1993, on our audits of the consolidated financial statements and financial statement schedules of Concurrent Computer Corporation as of June 30, 1993 and 1992, and for the three years in the period ended June 30, 1993, which report is included in the Company's Annual Report on Form 10-K.


                                               /s/ Coopers & Lybrand


Parsippany, New Jersey
July 15, 1994